UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33587 Walker Road Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2024, Avient Corporation, an Ohio corporation (the “Company”), entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $650,000,000 aggregate principal amount of 6.250% Senior Notes due 2031 (the “Notes”). The Notes were sold on September 19, 2024 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 6.250% per annum. Interest on the Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2025. The Notes will mature on November 1, 2031. The Notes are senior unsecured obligations of the Company.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s ability to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes in cash from the holders at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Company may redeem all or a part of the Notes beginning on September 15, 2027 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date. The Company may also redeem all or a part of the Notes prior to September 15, 2027 at a redemption price equal to the sum of 100% of the principal amount thereof, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, at any time or from time to time prior to September 15, 2027, the Company may redeem, at its option and subject to certain conditions, up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 106.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated September 19, 2024, between Avient Corporation and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

	By:	/s/ Amy M. Sanders
	Name:	Amy M. Sanders
	Title:	Senior Vice President, General Counsel and Secretary

Date: September 19, 2024